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                                                                      EXHIBIT 11
                             3D SYSTEMS CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                      PRIMARY AND FULLY DILUTED COMPUTATION

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                                                                   Three Month Periods Ended           Six Month Periods Ended
                                                                -------------------------------     ------------------------------
                                                                June 28, 1996     June 27, 1997     June 28, 1996    June 27, 1997
                                                                -------------     -------------     -------------    -------------
PRIMARY EARNINGS PER SHARE

Net income                                                      $     801,068     $    (279,681)   $    1,922,311    $     107,865
                                                                -------------     -------------     -------------    -------------
                                                                -------------     -------------     -------------    -------------
Applicable common and common stock
 equivalent shares:
   Weighted average number of shares of
     common stock outstanding during the period                    11,317,456        11,376,199        11,302,352       11,368,116

   Incremental number of shares outstanding
     during the period resulting from the assumed
     exercises of stock options and warrants                          496,658               ---           493,247          275,832
                                                                -------------     -------------     -------------    -------------
   Weighted average number of shares of
     common stock and common stock
     equivalents during the period                                 11,814,114        11,376,199        11,795,599       11,643,948
                                                                -------------     -------------     -------------    -------------
                                                                -------------     -------------     -------------    -------------
Primary earnings per share                                             $  .07           $  (.02)           $  .16           $  .01
                                                                -------------     -------------     -------------    -------------
                                                                -------------     -------------     -------------    -------------
FULLY DILUTED EARNINGS PER SHARE

Net income                                                         $  801,068       $  (279,681)     $  1,922,311       $  107,865
                                                                -------------     -------------     -------------    -------------
                                                                -------------     -------------     -------------    -------------
Applicable common and common stock
  equivalent shares:
   Weighted average number of shares of
     common stock outstanding during the period                    11,317,456        11,376,199        11,302,352       11,368,116

   Incremental number of shares outstanding
     during the period resulting from the assumed
      exercises of stock options and warrants                         498,387               ---           494,159          305,334
                                                                -------------     -------------     -------------    -------------
   Weighted average number of shares of
     common stock and common stock equivalents
     outstanding during the period                                 11,815,843        11,376,199        11,796,511       11,673,450
                                                                -------------     -------------     -------------    -------------
                                                                -------------     -------------     -------------    -------------
   Fully diluted earnings per share                                    $  .07           $  (.02)           $  .16          $   .01
                                                                -------------     -------------     -------------    -------------
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